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                                                                      EXHIBIT 99

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NEWS RELEASE                                               For more information:
------------                                               Mary Ryan
For Immediate Release                                      630/734-2383


 Aftermarket Technology Corp. Reports Fourth Quarter 1999 and Full Year Results

                    - REVENUES INCREASED 16% OVER LAST YEAR -

                    - EARNINGS INCREASED 35% OVER LAST YEAR -

             - COMPANY POSITIONED FOR SUBSTANTIAL EARNINGS GROWTH -

       - COMPANY RECONFIRMS 2000 EPS OF $1.25, A 79% INCREASE OVER 1999 -


WESTMONT, Ill., Tuesday, February 22, 2000- Aftermarket Technology Corp. (NASDAQ: ATAC), a leading remanufacturer and distributor of drive train products used in automotive repair, today reported strong financial results for the quarter and full year ended December 31, 1999.

Revenues increased 18% to $146.4 million in the fourth quarter of 1999 versus $124.3 million in the prior year's fourth quarter. The Company reported a net loss for the fourth quarter of 1999 of $0.3 million or $0.01 per share, an improvement of $19.8 million from a net loss of $20.1 million or $1.00 per share in the fourth quarter of 1998. Net income for the fourth quarter of 1999 before special charges was $5.4 million or $0.25 per diluted share versus a net loss, before special charges, extraordinary item and nonrecurring expenses, of $4.5 million or a loss of $0.22

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per share in the fourth quarter of 1998. Before special charges, the Company realized earnings growth of 19% over third quarter 1999 EPS of $0.21.

Mike DuBose, Chairman, President and CEO said, "1999 was clearly an unprecedented year for our Company, as we transitioned ATC into a customer-focused and performance driven organization. We have accomplished our goal of establishing a sound foundation for ATC to realize consistent earnings growth and improving profitability."

For the year ended December 31, 1999, the Company reported a revenue increase of 16% to $565.0 million over full year 1998 revenue of $486.8 million. This increase was primarily attributable to strong growth in the Company's OEM segment combined with increased sales in its Independent Aftermarket segment and Logistics Services business unit. The Company reported net income of $6.8 million or $0.32 per diluted share, an improvement of $14.6 million from a net loss of $7.8 million or a loss of $0.39 per share in 1998. Operating income before special charges and nonrecurring expenses increased 21% to $51.2 million for 1999 from $42.4 million in 1998. Net income before special charges, extraordinary items and nonrecurring expenses was $14.8 million or $0.70 per diluted share in 1999 compared with $11.0 million or $0.52 per diluted share in 1998, representing a 35% year-over-year increase in earnings.

"During the year, we achieved numerous milestones that reflect significant progress in restoring ATC to its full profitability potential. Although we achieved our overall goal for 1999, we are disappointed with the rate of progress in the Distribution Group. We have made and are continuing to make significant upgrades throughout our management ranks and have tied each manager's compensation to a specific set of customer service and profit objectives; we

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restructured our Distribution Group and are in the process of further improving the capabilities and performance of this business; we implemented fixes to our enterprise system and are now beginning to reap the inherent benefits; and we established robust operational standards and processes that management reinforces daily. Additionally, the 1999 strategic acquisition of All Trans provides us with a platform to be a leader in the manual transmission aftermarket. Our performance and momentum increased throughout the year and we expect it to continue into 2000 and beyond.

"As we progress throughout 2000, we will continue to drive improvements in the business with an increasing emphasis on growth initiatives and the pursuit of opportunities that leverage our competitive advantage. We will strategically grow the Company and its earnings through our targeted sales focus coupled with new service and product offerings. We remain confident that we can achieve $1.25 EPS for the year, as previously announced," said DuBose.

In other news, the Company announced the appointment of Jerry Kanis as President of its Autocraft Group. Jerry, with more than 30 years of sales and operational management experience with Ford Motor Company, will have overall profit and loss responsibility for the Company's Autocraft Electronics, Autocraft Industries, Autocraft Material Recovery and Autocraft UK operations.

ATC also announced the appointment of Paul Komaromy as the new President of the Company's Aaron's Automotive Products subsidiary. Paul has over 20 years of operational and marketing management experience, most recently working for AlliedSignal.

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The Company also recently appointed R. John Parry as the new President of its
Component Remanufacturing Specialists subsidiary. John, who joined ATC from AlliedSignal, brings over 30 years of operational and sales management experience to ATC.

ATC is headquartered in Westmont, Illinois. The Company's principal products include remanufactured transmissions, torque converters and engines, as well as remanufactured and new parts for the repair of automotive drive train assemblies. ATC also remanufactures electronic control modules, instrument and display clusters and radios. In addition, the Company provides third party distribution and material recovery services.

The Company's customers include original equipment manufacturers and independent transmission rebuilders, as well as wholesale distributors and retail automotive parts stores. Established in 1994, the Company maintains more than 60 distribution centers throughout the United States and Canada. ATC posted 1999 revenues of $565.0 million.

###

THE PRECEDING PARAGRAPHS CONTAIN STATEMENTS THAT ARE NOT RELATED TO HISTORICAL RESULTS AND ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE THOSE THAT ARE PREDICTIVE OR EXPRESS EXPECTATIONS, THAT DEPEND UPON OR REFER TO FUTURE EVENTS OR CONDITIONS, OR THAT CONCERN FUTURE FINANCIAL PERFORMANCE (INCLUDING FUTURE REVENUES, EARNINGS OR GROWTH RATES), ONGOING BUSINESS STRATEGIES OR PROSPECTS, OR POSSIBLE FUTURE COMPANY ACTIONS. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES BECAUSE SUCH STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, PROJECTIONS AND ASSUMPTIONS REGARDING FUTURE EVENTS THAT MAY NOT PROVE TO BE ACCURATE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER ARE DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AND OTHER FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                          AFTERMARKET TECHNOLOGY CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              FOR THE THREE MONTHS ENDED   FOR THE YEARS ENDED
                                                     DECEMBER 31,              DECEMBER 31,
                                                   1999         1998         1999        1998
                                                ---------    ---------    ---------   ---------
                                                     (UNAUDITED)
Net sales                                       $ 146,408    $ 124,301    $ 564,965   $ 486,773
Cost of sales                                      96,339      102,951      382,899     348,443
Special charges                                     4,895            -        4,895       1,347
                                                ---------    ---------    ---------   ---------
Gross profit                                       45,174       21,350      177,171     136,983

Selling, general and administrative expense        32,164       39,028      123,429     109,357
Amortization of intangible assets                   2,050        1,678        7,420       6,806
Special charges                                     4,868        5,164        8,868       7,397
                                                ---------    ---------    ---------   ---------

Income (loss) from operations                       6,092      (24,520)      37,454      13,423

Other income (expense), net                           230       (1,541)         393         (41)
Interest expense                                    7,145        5,676       26,895      23,673
                                                ---------    ---------    ---------   ---------

Income (loss) before income taxes
     and extraordinary items                         (823)     (31,737)      10,952     (10,291)

Income tax expense (benefit)                         (566)     (11,768)       4,145      (3,176)
                                                ---------    ---------    ---------   ---------

Income (loss) before extraordinary items             (257)     (19,969)       6,807      (7,115)

Extraordinary items - net of income taxes               -         (170)           -        (703)
                                                ---------    ---------    ---------   ---------

Net income (loss)                               $    (257)   $ (20,139)   $   6,807   $  (7,818)
                                                =========    =========    =========   =========

Per common share - basic:
     Income (loss) before extraordinary items   $   (0.01)   $   (0.99)   $    0.33   $   (0.36)
     Extraordinary items                                -        (0.01)           -       (0.03)
                                                ---------    ---------    ---------   ---------

Net income (loss)                               $   (0.01)   $   (1.00)   $    0.34   $   (0.39)
                                                =========    =========    =========   =========

Weighted average number of common
     shares outstanding                            20,418       20,157       20,325      19,986
                                                =========    =========    =========   =========

Per common share - diluted:
     Income (loss) before extraordinary items   $   (0.01)   $   (0.99)   $    0.32   $   (0.36)
     Extraordinary items                                -        (0.01)           -       (0.03)
                                                ---------    ---------    ---------   ---------

Net income (loss)                               $   (0.01)   $   (1.00)   $    0.32   $   (0.39)
                                                =========    =========    =========   =========

Weighted average number of common and
  Common equivalent shares outstanding             20,418       20,157       21,164      19,986
                                                =========    =========    =========   =========
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